THE BANK OF
NEW YORK
 NEW YORK'S FIRST BANK - FOUNDED
1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN DEPOSITARY RECEIPTS

December 8, 2004

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	Depositary Shares evidenced by
the American Depositary Receipts for H
Shares, of
	Datang International Power
Generation Co., Ltd.
	(formerly known as Beijing
Datang Power Generation Co., Ltd. (File
No. 333-13848)



	**************************
*

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus ("Prospectus") reflecting the change of company name from Beijing
Datang Power Generation Co., Ltd. to
Datang International Power Generation
Co., Ltd.

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate for
Datang International Power Generation
Co., Ltd.

The Prospectus has been revised to
reflect the new Ratio, and has been
overstamped with:

"Effective March 15, 2004, the
Company name changed to Datang
International Power Generation Co.,
Ltd."

Please contact me with any questions or
comments at 212 815-5822.


______________________
Name: Kathy Jiang
Title:   Assistant Vice President


Encl.



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